Exhibit 10.2

MOBILE APPLICATION AND WEBSITE PURCHASE AGREEMENT

This Mobile Application and Website Purchase Agreement (the "Agreement") is made effective on September 1, 2021 (the "Effective Date"), by and between SMARTICS LLC, Dekarska str. 7, Warsaw, Poland 02-413 (the "Developer"), and WELSIS CORP., Bulevar Mihajla Pupina 115, Belgrade, Serbia 11070 (the "Client").

PURCHASE

The Developer has constructed and transfers the working prototype of mobile application "Psychologist-24" for Android mobile platform with limited functionality following our instructions (https://play.google.com/store/apps/details?id=com.psychologist24 /) including, without limitation, the application prototype, all software, the corresponding website domain, content, data, and all incorporated technology (the “Application”); and

The Developer hereby has constructed the web page https://psychologist-24.com/ following our special instructions and all of its respective contents and transfers to the (“Client”) ready to go operational website; the domain name https://psychologist-24.com/ (the "Website "), and any other rights associated with the Website, including, without limitation, any intellectual property rights, all logos, customer lists and agreements, social media accounts, email lists, passwords, usernames and trade names, and other Purchased Assets; and

The mobile application prototype and the website and all products and versions thereof (including enterprise and consumer versions) and all software code primarily related to or otherwise necessary for such products, are referred to herein as the “Products”.

The Client acquires and the Developer sells, transfers, and delivers, on the terms and conditions set forth in this Agreement, all of Developer’s right, title and interest in and to Products, free and clear of all Encumbrances (as defined below), and subject to the Developer completed the working Application prototype with all the necessary functionality, features and add-ons, acceptable to the Client and the completed Website; and

In consideration of the undertakings of the parties, their mutual promises and covenants, and other valuable consideration as provided, the parties, are legally bound, hereby agree as follows:

1.       INTERPRETATION

1.1 Definitions

In this Agreement, the following terms and expressions will have the following meanings:

1)	“Agreement” means this asset purchase agreement and all instruments amending it; “hereof“, “hereto” and “hereunder” and similar expressions mean and refer to this Agreement and not to any particular Article, Section, or other subdivision; “Article”, “Section” or other subdivisions of this Agreement followed by a number means and refers to the specified Article, Section or other subdivision of this Agreement;

2)	“Application” means, collectively the working prototype version of the mobile application "Psychologist-24"(https://play.google.com/store/apps/details?id=com.psychologist24 /), including, without limitation, the domain name https://psychologist-24.com/; the current application front-end and back-end content and software; all related intellectual property rights, logos, customer lists and agreements, email lists, passwords, and usernames; and all incorporated technology, together with all Trade Secrets, and any and all improvements, corrections, modifications, updates, enhancements or other changes, whether or not included in the current prototype version, plus all System Documentation;

3)	“Closing” means the completion of the Transaction pursuant to this Agreement at the closing Time;

4)	“Closing Date” means on or before September 1, 2021, or such other date agreed to by the parties;

5)	“Contract” means any agreement, understanding, indenture, contract, lease, deed of trust, license, option, instrument or other commitment, whether written of oral;

6)	“Encumbrances” means mortgages, charges, pledges, security interests, liens, encumbrances, actions, claims, demands and equities of any nature whatsoever or howsoever arising and any rights or privileges capable of becoming any of the foregoing;

7)	“Law” or “Laws” means all requirements imposed by statutes, regulations, rules, ordinances, by-laws, decrees, codes, policies, judgments, orders, rulings, decisions, approvals, notices, permits, guidelines or directives of any Regulatory Authority;

8)	“Parties” means the Developer and the Client and any other person that may become a party to this Agreement, and Party means any one of them;

9)	"Products" means, collectively, the website, all computer software (including software programs, objects, modules, routines, algorithms and any other software code) in both source code and object code form, inventions (whether or not patentable), trade secrets, know-how, processes, designs, techniques, confidential business information, and other proprietary information and technologies used primarily in, or which are otherwise necessary for software prototype, which were developed by Developer

10)	“Regulatory Authority” means any government, regulatory or administrative authority, agency, commission, utility or board (federal, state, municipal or local, domestic or foreign) having jurisdiction in the relevant circumstances and any person acting under the authority of any of the foregoing and any judicial, administrative or arbitral court, authority, tribunal or commission having jurisdiction in the relevant circumstances;

11)	“System Documentation” means all documentation used in the development and updating of the Application’s prototype, including but not limited to, design or development specifications, and related correspondence and memoranda; and

12)	“Trade Secret” means any scientific or technical information, design, process, procedure, formula, or improvement included in the Application that is valuable, not generally known in the industry, and gives the owner of the Application a competitive advantage over those competitors who do not know or use such information;

13)	“Transaction” means the purchase and sale of the Application and all other transactions contemplated by this Agreement.

14)	“Website” means an operative website with domain name https://psychologist-24.com/; the current website front-end and back-end content and software; all related intellectual property rights, logos, customer lists and agreements, email lists, passwords, and usernames,

1.2 Currency

Unless otherwise indicated, all references to dollar amounts in this Agreement are expressed in United States currency.

1.3 Interpretation Not Affected by Headings

The division of this Agreement into articles and sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

2.       PURCHASE AND SALE

2.1 Purchase and Sale of the Application and the Website

On the terms and subject to the fulfillment of the conditions of this Agreement, the Developer agrees to sell, assign and transfer to the Client, and the Client agrees to purchase from the Developer the prototype of online services mobile platform application known as “Psychologist-24” and operational ready to use the website https://psychologist-24.com, in consideration for Forty Thousand Dollars (US $40,000.00).

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2.2 Operational Data and Databases

All operational data and databases relating to the Application prototype and the Website shall be owned by the Client. The Developer shall not be entitled to use the data for any purpose that competes directly or indirectly with the Client’s use and operation of the Application and the Website for telepsychology services.

3.       REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Developer

The Developer hereby makes the following representations and warranties to the Client and acknowledges that the Client is relying on such representations and warranties in entering into this Agreement and completing the Transaction:

1)	The Developer. The Developer is SMARTICS LLC with business offices at Dekarska str. 7, Warsaw, Poland 02-413.

2)	Options. Except for the Client’s right in this Agreement, no person has any option, warrant, right, call, commitment, conversion right, right of exchange or other agreement or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an option, commitment, conversion right, right of exchange or other agreement for the purchase from the Developer of the Application and the Website, or any license or similar right with respect to the Application and the Website.

3)	Intellectual Property Rights. To the best knowledge of the Developer, the Application and the Website do not in any respect infringe the right of any person under or in respect of any patent, design, trade mark, and trade name, copyright or other industrial or intellectual property.

4)	Validity of Agreement.

a)	The Developer has all necessary corporate power to own the Application and the Website and to enter into and perform the obligations under this Agreement, and the Developer has all necessary corporate power to enter into and perform the obligations under any other agreements or instruments to be delivered or given by it pursuant to this Agreement.

b)	The Developer’s execution and delivery of, and performance of its obligations under, this Agreement and the consummation of the Transaction have been duly authorized by all necessary corporate action on the part of the Developer.

3.2 Representations and Warranties of the Client

The Client hereby makes the following representations and warranties to the Developer and acknowledges that the Developer is relying on such representations and warranties in entering into this Agreement and completing the Transaction:

1)	The Client. The Client is WELSIS CORP., with business offices at Bulevar Mihajla Pupina 115, Belgrade, Serbia 11070

2)	Validity of Agreement.

a)	The Client has all necessary corporate power to own the Application and the Website. The Client has all necessary corporate power to enter into and perform its obligations under this Agreement and any other agreements or instruments to be delivered or given by it pursuant to this Agreement.

b)	The execution, delivery and performance by the Client of this Agreement and the consummation of the Transaction have been duly authorized by all necessary corporate action on the part of the Client.

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c)	This Agreement or any other agreements entered into pursuant to this Agreement to which the Client is a party constitute legal, valid and binding obligations of the Client, enforceable against the Client in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction.

3)	Brokers. The Client has not engaged any broker or other agent in connection with the Transaction and, accordingly, there is no commission, fee or other remuneration payable to any broker or agent who purports or may purport to have acted for the Client.

4)       Consents. There is no requirement for the Client to make any filing with, give any notice to or obtain any consent from any Regulatory Authority as a condition to the lawful consummation of the Transaction.

4.       COVENANTS

4.1 Due Diligence Review.

The Developer shall make available to the Client upon execution of this Agreement any and all files, documents, records or other information in its possession relating to the Application and the Website that may be of use to the Client in conducting a due diligence review. The Developer shall also use their best efforts to obtain for the Client such additional other records or information as reasonably requested by the Client for purposes of assessing the Application and the Website.

5.       TERMS

Activities and operations of the Developer with respect to the Products, including the development, design, testing and release of the working Application prototype and the Website with all the necessary functionality should be finished to the execution of this Agreement.

This term may be/can be extended, provided that both parties have reached an agreement on this and have been notified of this at least 30 days in advance in a writing form, transmitted by facsimile or similar means of recorded electronic communication or sent by registered mail.

6.       CONDITIONS

6.1 Mutual Conditions Precedent

The respective obligations of the parties hereto to consummate the transactions contemplated hereby are subject to the satisfaction, on or prior to the Closing Time.

6.2 Conditions to the Obligations of the Client

Notwithstanding anything herein contained, the obligation of the Client to complete the transactions provided for herein will be subject to the fulfillment of the following conditions at or prior to the Closing Time:

a)	The representations and warranties of the Developer contained in this Agreement shall be true and accurate on the date hereof and at the Closing Time with the same force and effect as though such representations and warranties had been made as of the Closing Time (regardless of the date as of which the information in this Agreement is given).

b)	The Developer shall have complied with all covenants and agreements herein agreed to be performed or caused to be performed by them at or prior to the Closing Time.

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6.3 Conditions to the Obligations of the Developer

Notwithstanding anything herein contained, the obligations of the Developer to complete the transactions provided for herein will be subject to the fulfillment of the following conditions at or prior to the Closing Time:

a)	The representations and warranties of the Client contained in this Agreement or in any documents delivered in order to carry out the transactions contemplated hereby will be true and accurate on the date hereof and at the Closing Time with the same force and effect as though such representations and warranties had been made as of the Closing Time (regardless of the date as of which the information in this Agreement is given).

b)	The Client shall have complied with all covenants and agreements herein agreed to be performed by it at or prior to the Closing Time.

c)	There shall have been no material adverse change in the business of the Client.

7.       GENERAL

7.1 Confidentiality

The Client covenants and agrees that, except as otherwise authorized by the Developer and until the Closing, neither the Client nor its representatives, agents or employees will disclose to third parties, directly or indirectly, any confidential information or confidential data relating to the Developer or the Business discovered or received by the Client or its representatives, agents or employees as a result of the Developer making available to the Client and its representatives, agents or employees the information requested by them in connection with the Transaction.

7.2 Notices

1)	Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be delivered in person, transmitted by facsimile or similar means of recorded electronic communication or sent by registered mail, charges prepaid, addressed as follows:

a)	if to the Developer:

 Smartics LLC

Dekarska 7, Warsaw, Poland 02-413

Email: smarticsllc@gmail.com

b)	if to the Client:

Welsis Corp.

Bulevar Mihajla Pupina 115 Belgrade, Serbia 11070

Email: info@psychologist-24.com

2)	Any Party may at any time change its address for service from time to time by giving notice to the other Parties.

7.3 Assignment

The rights of the Client hereunder are not assignable without the written consent of the Developer. The rights of the Developer hereunder are not assignable without the written consent of the Client.

7.4 Entire Agreement

This Agreement constitutes the entire agreement between the Parties with respect to the subject matter and supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral. There are no conditions, covenants, agreements, representations, warranties or other provisions, express or implied, collateral, statutory or otherwise, relating to the subject matter except provided in this Agreement. No reliance is placed by any Party on any warranty, representation, opinion, advice or assertion of fact made by any Party or its directors, officers, employees or agents, to any other Party or its directors, officers, employees or agents, except to the extent that it has been reduced to writing and included in this Agreement.

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7.5 Waiver, Amendment

Except as expressly provided in this Agreement, no amendment or waiver of this Agreement shall be binding unless executed in writing by the Party are bound. No waiver of any provision of this Agreement shall constitute a waiver of any other provision, nor shall any waiver of any provision of this Agreement constitute a continuing waiver unless otherwise expressly provided.

IN WITNESS WHEREOF this Agreement has been executed by the Parties as of September 1, 2021

/s/ Rafal Domanski

Developer:

By: Rafal Domanski, Director

/s/Danilo Vukadinovic

Client:

By: Danilo Vukadinovic, Director

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